Exhibit 99.1

For More Information:

CCG Investor Relations 10960 Wilshire Blvd, Suite 2050 Los Angeles, CA 90024 (310) 231-8600 ext 103 Crocker Coulson, President crocker.coulson@ccgir.com	Excelligence Learning Corporation 2 Lower Ragsdale Drive, Suite 200 Monterey, CA 93940 (831) 333-2000 Vikas Arora, VP, General Counsel & Secretary varora@excelligencemail.com

FOR IMMEDIATE RELEASE

EXCELLIGENCE LEARNING CORPORATION ANNOUNCES

RECEIPT OF DELISTING DETERMINATION FROM NASDAQ

MONTEREY, Calif., February 3, 2006 - Excelligence Learning Corporation (NasdaqCM: LRNSE) announced today that that it has been unable to regain compliance with NASDAQ Marketplace Rule 4310(c)(14), which requires timely filing of SEC reports, by the January 31, 2006 deadline imposed by the NASDAQ Listing Qualifications Panel (the “Panel”).

As a result, the Panel has determined to delist the Company’s securities from the NASDAQ Capital Market effective with the open of business on February 3, 2006. Excelligence believes that quotations for its common stock will appear in the Pink Sheets (formerly the National Daily Quotations Bureau), where subscribing dealers can submit bid and ask prices on a daily basis, beginning as soon as February 3, 2006.

The Company expects its trading symbol to revert to LRNS effective with the move to the Pink Sheets.

Previously, the Panel had agreed to continue the listing of the Company’s securities on The NASDAQ Capital Market, provided that the Company filed its delinquent quarterly reports on Form 10-Q for the three-month periods ended June 30, 2005 and September 30, 2005, and all required restatements, on or before January 31, 2006. As previously announced, the completion and review of the Company’s outstanding quarterly reports have been delayed pending finalization of the Company’s restatement of its financial statements as of and for the year ended December 31, 2004, and the quarter ended March 31, 2005. The Company filed its restated financial statements for these periods on February 1, 2006 and its report for the quarter ended June 30, 2005 on February 3, 2006. The Company has not yet been able to file report for the quarter ended September 30, 2005.

Excelligence will be eligible to apply to re-list its shares on the NASDAQ Capital Market as soon as it regains compliance with NASDAQ Marketplace Rule 4310(c)(14) by bringing current its SEC filings. The Company and its independent auditors continue to work diligently to file Excelligence’s outstanding Forms 10-Q and thereby regain compliance as soon as possible.

Although the Company currently believes that it meets the NASDAQ Capital Market’s initial listing requirements, there can be no guarantee that it will continue to do so, or that it will ultimately be able to re-list its shares.

About Excelligence Learning Corporation

Excelligence Learning Corporation is a developer, manufacturer and retailer of educational products which are sold to child care programs, preschools, elementary schools and consumers. The Company serves early childhood professionals, educators and parents by providing quality educational products and programs for children from infancy to 12 years of age. With its proprietary product offerings, a multi-channel distribution strategy and extensive management expertise, the Company aims to foster children’s early childhood and elementary education. The Company is composed of two business segments, Early Childhood and Elementary School. Through its Early Childhood segment, the Company develops, markets and sells educational products through multiple distribution channels primarily to early childhood professionals and, to a lesser extent, consumers. Through its Elementary School segment, the Company sells school supplies and other products specifically targeted for use by children in kindergarten through sixth grade to elementary schools, teachers and other education organizations. Those parties then resell the products either as a fundraising device for the benefit of a particular school, student program or other community organization, or as a service project to the school. Excelligence Learning Corporation’s headquarters is in Monterey, California and its website is www.excelligencelearning.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 about matters such as the filing of the Company’s quarterly report on Form 10-Q for the period ended September 30, 2005, compliance with NASDAQ listing requirements and the potential re-listing of the Company’s securities. These statements are based on management’s current expectations and actual results may differ materially as a result of various risks and uncertainties, including those set forth in the Company’s prior press releases and periodic public filings with the Securities and Exchange Commission, which are available via Excelligence’s website at www.excelligencelearning.com. There can be no assurance that the Company’s subsequent processes, such as the filing of its quarterly report for the period ended September 30, 2005, or compliance with additional NASDAQ listing requirements, will be completed or that the Company will regain listing on The NASDAQ Capital Market. In addition, the Company’s financial results and stock price may suffer as a result of the NASDAQ delisting determination. The forward-looking statements in this release are made as of February 3, 2006, and Excelligence Learning Corporation does not undertake to revise or update these forward-looking statements, except to the extent that it is required to do so under applicable law.